UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 13, 2013
Date of Report (Date of earliest event reported)

ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)

(214) 981-0700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2013, Ray C. Davis resigned from the Board of Directors of LE GP, LLC (“LE GP”), the general partner of Energy Transfer Equity, L.P. (the “Partnership”), effective immediately. Mr. Davis's decision to resign from the board of LE GP was not due to any disagreement with the Partnership or LE GP relating to the operations, practices or policies of the Partnership.

“I would like to thank Ray personally and on behalf of the Energy Transfer family for his many years of valuable service to our partnerships,” said Kelcy L. Warren, ETE's chairman of the board. “As a friend and co-founder of the company, Ray has helped to guide Energy Transfer from its infancy as a small pipeline company to becoming the large and multi-faceted organization that it is today and for that we are extremely grateful.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.
By:LE GP, LLC, its general partner

Date: February 13, 2013	/s/ John W. McReynolds John W. McReynolds President and Chief Financial Officer